Exhibit 10.5

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into as of [ ] 2020 between IDEX Biometrics ASA, a Norwegian public limited liability company (the “Company”), and [ ] (“Indemnitee”).

RECITALS:

WHEREAS, highly competent persons may be reluctant to serve corporations as directors or officers unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect directors and officers in the Company from certain liabilities;

WHEREAS, the Company intends to undertake a listing of American Depositary Shares (“ADSs”) representing its ordinary shares on a securities exchange in the United States and to become a public reporting company in such jurisdiction (the “U.S. Listing”), which may subject the Company and its directors and officers to incremental liability in respect thereof;

WHEREAS, Indemnitee does not necessarily regard the protection available under the insurance as adequate in the present circumstances after considering the prospective U.S. Listing, and may not be willing to serve or continue to serve as a director or officer of the Company without adequate protection, and the Company desires Indemnitee to serve in such capacity, Indemnitee is willing to serve or continue to serve and to take on additional service for or on behalf of the Company on the condition that he or she receives protection in the form of indemnification from the Company;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons, including in respect of the U.S. Listing, is detrimental to the best interests of the Company and its shareholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable Norwegian law (“Law”) so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and

WHEREAS, in order to induce Indemnitee to serve or to continue to serve as a director or officer of the Company, the Company has determined and agreed to enter into this Agreement with Indemnitee.

NOW, THEREFORE, in consideration of Indemnitee’s service or continued service as a director or officer of the Company after the date hereof, the parties hereto agree as follows:

1. Indemnity of Indemnitee. The Company hereby agrees to hold harmless and indemnify Indemnitee to the full and maximum extent authorized or permitted by Law. In furtherance of the foregoing indemnification, and without limiting the generality thereof:

(a) Proceedings Other Than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section l(a) if, by reason of his or her Corporate Status (as hereinafter defined), he or she is, or is threatened to be made, a party to or participant in any Proceeding (as hereinafter defined) other than a Proceeding by or in the right of the Company. Pursuant to this Section 1(a), Indemnitee shall be indemnified against all Expenses (as hereinafter defined), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her, or on his or her behalf, in connection with such Proceeding or any claim, issue or matter therein, provided that the acts or omissions from which the liability arise was not caused by intentional misconduct or gross negligence, breach of Indemnitee’s duty of loyalty towards the Company or otherwise not permissible under Norwegian law, hereunder the Public Limited Companies Act dated 13 June 1997 no. 45 and non-statutory company law; provided, however, if applicable Law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company unless and to the extent that the Oslo District Court (Norwegian: Oslo tingrett) shall determine that such indemnification may be made.

(b) Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(b) if, by reason of his or her Corporate Status, he or she is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company. Pursuant to this Section 1(b), Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with such Proceeding, if the acts or omissions from which the liability arise was not caused by intentional misconduct or gross negligence, breach of Indemnitee’s duty of loyalty towards the Company or otherwise not permissible under Norwegian law, hereunder the Public Limited Companies Act dated 13 June 1997 no. 45 and non-statutory company law; provided, however, if applicable Law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company unless and to the extent that the Oslo District Court (Norwegian: Oslo tingrett) shall determine that such indemnification may be made.

(c) Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he or she shall be indemnified to the maximum extent permitted by Law against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

2. Additional Indemnity. In addition to, and without regard to any limitations on, the indemnification provided for in Section 1 of this Agreement, the Company shall and hereby does indemnify and hold harmless Indemnitee against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf if, by reason of his or her Corporate Status, he or she is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Company). The only limitation that shall exist upon the Company’s obligations pursuant to this Agreement shall be that the Company shall not be obligated to make any payment to Indemnitee that is determined (under the procedures, and subject to the presumptions, set forth in Sections 5 and 6 hereof) to be unlawful under Law.

3. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness, or is made (or asked) to respond to discovery requests, in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith (to the extent that such Expenses are paid by any other party).

4. Advancement of Expenses. Notwithstanding any other provision of this Agreement, the Company shall reimburse Indemnitee for, or advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemnitee’s Corporate Status within ten (10) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay within thirty (30) days of ultimate determination any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. Any advances and undertakings to repay pursuant to this Section 4 shall be unsecured and interest free.

5. Procedures and Presumptions for Determination of Entitlement to Indemnification. It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are as favorable as may be permitted under Law. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:

(a) To obtain indemnification (including, but not limited to, the advancement of Expenses and contribution by the Company) under this Agreement, Indemnitee shall submit to the Chair of the Board (or the deputy chair if the Indemnitee is the Chair) a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Chair or deputy chair, as the case may be, shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification. Notwithstanding the foregoing, any failure of Indemnitee to provide such a request to the Company, or to provide such a request in a timely fashion, shall not relieve the Company of any liability that it may have to Indemnitee unless, and to the extent that, such failure actually and materially prejudices the interests of the Company or the Indemnitee’s claim towards the Company is time-barred in accordance with the Norwegian Act no. 18 of 18 May 1979 relating to the Limitation Period for Claims.

(b) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 5(a) hereof, a determination with respect to Indemnitee’s entitlement thereto shall be made in the specific case by one of the following four methods, which shall be at the election of the Indemnitee: (1) by a majority vote of the Disinterested Directors (as hereinafter defined), provided the Board is in quorum, (2) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, provided that the Board is in quorum, (3) Independent Counsel (as hereinafter defined) in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee, or (4) by the shareholders of the Company.

(c) If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 5(b) hereof, the Independent Counsel shall be selected as provided in this Section 5(c). The Independent Counsel shall be selected by Indemnitee (unless Indemnitee requests that such selection be made by the Board). Indemnitee or the Company, as the case may be, may, within 10 days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 12 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 5(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Oslo District Court (Norwegian: Oslo tingrett) for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 5(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 5(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 5(c), regardless of the manner in which such Independent Counsel was selected or appointed.

(d) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(e) Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise (as hereinafter defined), including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 5(e) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(f) If the person, persons or entity empowered or selected under Section 5 to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law;

provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the person, persons or entity making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 5(f) shall not apply if the determination of entitlement to indemnification is to be made by the shareholders pursuant to Section 5(b) of this Agreement and if (A) within fifteen (15) days after receipt by the Company of the request for such determination, the Board or the Disinterested Directors, if appropriate, resolve to submit such determination to the shareholders for their consideration at an annual general meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat, or (B) an extraordinary general meeting of shareholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat.

(g) Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel or member of the Board shall act reasonably and in good faith in making a determination regarding the Indemnitee’s entitlement to indemnification under this Agreement. Any costs or expenses (including reasonable attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(h) The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any Proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such Proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such Proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(i) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

6. Remedies of Indemnitee.

(a) In the event that (i) a determination is made pursuant to Section 5 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 4 of this Agreement, (iii) no determination of entitlement to indemnification is made pursuant to Section 5(b) of this Agreement within ninety (90) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to this Agreement within ten (10) days after receipt by the Company of a written request therefor, (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 5 of this Agreement, or (vi) the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided hereunder, Indemnitee shall be entitled to an adjudication in Oslo District Court (Norwegian: Oslo tingrett), or in any other court of competent jurisdiction, of his or her entitlement to such indemnification. Indemnitee shall commence such proceeding seeking an adjudication within one hundred eighty (180) days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 6(a). The Company shall not oppose Indemnitee’s right to seek any such adjudication.

(b) In the event that a determination shall have been made pursuant to Section 5(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 6 shall be conducted in all respects, if so permitted by applicable procedural law, as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of the adverse determination under Section 5(b).

(c) If a determination shall have been made pursuant to Section 5(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 6, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s misstatement not materially misleading in connection with the application for indemnification or (ii) a prohibition of such indemnification under applicable law.

(d) In the event that Indemnitee, pursuant to this Section 6, seeks a judicial adjudication of his or her rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Company, the Company shall pay on his or her behalf, in advance, any and all expenses (of the types described in the definition of Expenses in Section 12 of this Agreement) actually and reasonably incurred by him in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery. The Company authorizes Indemnitee from time to time to retain counsel of Indemnitee’s choice, at the expense of the Company to the extent provided under applicable law, to advise and represent Indemnitee in connection with any such judicial adjudication or recovery, including without limitation, the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, shareholder or other person affiliated with the Company; provided that (A) the employment of counsel by Indemnitee has been previously authorized by the Company and (B) Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and Indemnitee with respect to any judicial action. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company consents to Indemnitee’s entering into an attorney-client relationship with such counsel, and in that connection, the Company and Indemnitee agree that a confidential relationship shall exist between Indemnitee and such counsel.

(e) The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 6 that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Company agrees that its execution of this Agreement shall constitute a stipulation by which (and, if necessary, it shall stipulate in any such court that) it shall be irrevocably bound in any court of competent jurisdiction in which a proceeding by Indemnitee for enforcement of his or her rights hereunder shall have been commenced, continued or appealed, that its obligations set forth in this Agreement are unique and special, and that failure of the Company to comply with the provisions of this Agreement will cause irreparable and irremediable injury to Indemnitee, for which a remedy at law will be inadequate. As a result, in addition to any other right or remedy Indemnitee may have at law or in equity with respect to breach of this Agreement, Indemnitee shall be entitled to injunctive or mandatory relief directing specific performance by the Company of its obligations under this Agreement. The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefor) advance, to the extent not prohibited by Law, such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

(f) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

7. Non-Exclusivity; Survival of Rights; Primacy of Indemnification; Insurance; Subrogation.

(a) The rights of indemnification and the right to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Articles of Association, any agreement, a vote of shareholders, a resolution of directors or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the Law, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, employee, agent or fiduciary under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect any insurance policy maintained by the Company in favor of Indemnitee, who shall execute all papers required and take all actions necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights in accordance with the terms of such insurance policy.

(d) Except as provided in Section 8(a) below, the Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

8. Exception to Right of Indemnification. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to indemnify Indemnitee in connection with any claim made against Indemnitee:

(a) for acts or omissions performed by Indemnitee caused by intentional misconduct or gross negligence, breach of Indemnitee’s duty of loyalty towards the Company or otherwise not permissible under Norwegian law, hereunder the Public Limited Companies Act dated 13 June 1997 no. 45 and non-statutory company law;

(b) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or

(c) in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation, (ii) such Proceeding is being brought by Indemnitee to assert, interpret or enforce his or her rights under this Agreement, or (iii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

9. Duration of Agreement. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director or officer of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any Proceeding (or any proceeding commenced under Section 6 hereof) by reason of his or her Corporate Status, whether or not he or she is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives.

10. Security. To the extent requested by Indemnitee, approved by the Board and/or the general meeting of shareholders, as applicable, and to the extent permissible under Law, the Company may at any time and from time to time provide security to Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once lawfully provided to Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee.

11. Enforcement.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce Indemnitee to serve as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director or officer of the Company.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof. For the avoidance of doubt, the employment or service agreement in effect between the Company (or its affiliate) and the Indemnitee shall remain in full force and effect in accordance with its terms.

12. Definitions. For purposes of this Agreement:

(a) “Corporate Status” describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving at the express written request of the Company.

(b) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee and who is not disqualified from participating in the discussion or decision of the matter pursuant to applicable law.

(c) “Enterprise” shall mean the Company and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the express written request of the Company as a director, officer, employee, agent or fiduciary.

(d) “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding or responding to, or objecting to, a request to provide discovery in any Proceeding. “Expenses” also shall include Expenses incurred in connection with any appeal resulting from any Proceeding and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including without limitation, the premium, security for, and other costs relating to any lawful cost bond, supersedeas bond, or other appeal bond or its equivalent, and, for purposes of Section 6(e), Expenses incurred by the Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation.

(e) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law, including without limitation, the Law, and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(f) “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of the fact that Indemnitee is or was a director of officer of the Company, by reason of any action taken by him or her or of any inaction on his or her part while acting as a director or officer of the Company, or by reason of the fact that he or she is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other Enterprise; in each case whether or not he or she is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement; including one pending on or before the date of this Agreement, but excluding one initiated by an Indemnitee pursuant to Section 6 of this Agreement to enforce his or her rights under this Agreement.

13. Severability. If any provision or provisions of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, illegal or otherwise unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby. Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable law. In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

14. Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

15. Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Company.

16. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:

(a)	If to Indemnitee, to the address set forth below Indemnitee signature hereto.

(b)	If to the Company, to:

IDEX Biometrics ASA

Dronning Eufemias gate 16

0191 Oslo

Norway

E-mail: [*]

Attention: [*]

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

17. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. This Agreement may also be executed and delivered electronically (including any .pdf copy) and in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

18. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

19. Governing Law and Dispute Resolution. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of Norway. Each of the parties hereby agrees to irrevocably submit any disputes between the parties concerning this Agreement to the exclusive jurisdiction of the Oslo District Court (Norwegian: Oslo tingrett).

20. Shareholder Approval. This Agreement is subject to and contingent upon shareholder approval being given by the extraordinary general meeting in the Company, which will be held on or about [*] 2020.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

[SIGNATURE PAGE FOLLOWS]

IDEX Biometrics ASA

By:
Name:
Title:

INDEMNITEE

Name:
Address: